UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLXN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 20, 2020, Flexion Therapeutics, Inc. (the “Company”) entered into an underwriting agreement with Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein, relating to the issuance and sale by the Company of 9,230,770 shares of its common stock, at a price to the public of $9.75 per share. The Company granted the underwriters a 30-day option to purchase up to 1,384,615 additional shares of the Company’s common stock. The net proceeds to the Company from this offering, excluding any exercise by the underwriters of their option to purchase additional shares, are expected to be approximately $84.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering is expected to close on or about May 26, 2020 and is subject to customary closing conditions.

The underwriting agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the underwriting agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-219099), previously filed with the Securities and Exchange Commission (the “SEC”), and declared effective by the SEC on July 13, 2017, and a prospectus supplement thereunder. The underwriting agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On May 20, 2020, the Company issued a press release announcing that it had commenced the offering. On May 21, 2020, the Company issued a press release announcing the pricing of the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Neither the disclosures on this Current Report on Form 8-K nor the press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the current expectations and beliefs of the Company. Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts, including, but not limited to, statements relating to expectations regarding the estimated net proceeds, completion and timing of the public offering are forward-looking statements. These forward-looking statements are based on management’s expectations and assumptions as of the date of this report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as other risks and uncertainties described in the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020 and subsequent filings with the SEC. There can be no assurance that the Company will be able to complete the public offering on the anticipated terms, or at all. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and the Company undertakes no obligation to update or revise any of the statements. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 20, 2020.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release of Flexion Therapeutics, Inc., dated May 20, 2020.

99.2	Press Release of Flexion Therapeutics, Inc., dated May 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.
Dated: May 21, 2020
	By:	/s/ Mark S. Levine
Mark S. Levine
General Counsel and Corporate Secretary